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                                                                Exhibit (j)(2)


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
GEI Investments Funds, Inc.


We consent to the use of our report dated February 4, 1999 for International Equity Fund, Real Estate Securities Fund, Premier Growth Equity Fund, Value Equity Fund, U.S. Equity Fund, S&P 500 Index Fund, Total Return Fund, Global Income Fund, Income Fund and Money Market Fund of GE Investments Funds, Inc., incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.


                                                     KPMG LLP


New York, New York
April 21, 1999